Exhibit 10.6

MICRON TECHNOLOGY, INC.
2025 DIRECTOR COMPENSATION PLAN
EFFECTIVE AS OF JANUARY 16, 2025

MICRON TECHNOLOGY, INC.
2025 DIRECTOR COMPENSATION PLAN

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MICRON TECHNOLOGY, INC.
2025 DIRECTOR COMPENSATION PLAN
Article 1PURPOSE
1.1.BACKGROUND. This Plan is adopted to formalize the compensation for non-employee directors of the Company. The Plan operates as a subplan of the Micron Technology, Inc. Amended and Restated 2007 Equity Incentive Plan, and any subsequent equity compensation plan approved by the Board and designated as the Equity Incentive Plan for purposes of this Plan. The Plan replaces the 2008 Director Compensation Plan (except that the 2008 Director Compensation Plan continues to govern compensation previously paid and elections made under that plan).

1.2.PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of the Company or any of its Subsidiaries or Affiliates for service as members of the Board by providing them with competitive compensation and an equity interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders.
1.3.ELIGIBILITY. Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.
Article 2DEFINITIONS
2.1.DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Micron Technology, Inc. Amended and Restated 2007 Equity Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
“Annual Equity Award Amount” means with respect to all Non-Employee Directors for each Plan Year, the amount determined by the Board from time to time and set forth on Schedule I hereto.
“Annual Grant Date” means (i) the date during each Plan Year in which annual Equity Awards are granted to directors of the Company, or (ii) such other date(s) as may be established by the Committee for the grant of Annual Equity Awards hereunder. The Committee may establish different Annual Grant Dates for different directors (for example, but not by way of limitation, for a Non-Employee Director for the Plan Year in which the Non-Employee Director first joins the Board).
“Basic Annual Retainer” means the annual retainer (excluding expenses and perquisites) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be determined by the Board from time to time and set forth on Schedule I hereto.

“Committee” means the Governance and Sustainability Committee of the Board or any other duly authorized committee of the Board that the Board has designated to administer the Plan.
“DSU Equivalent Amount” means the portion (in 25% increments) of an Eligible Participant’s Total Annual Retainer and Annual Equity Award Amount for a Plan Year that he or she has elected to receive in the form of Deferred Stock Units, pursuant to Section 6.2.
“Effective Date” of the Plan means January 14, 2009.
“Election Form” means the form by which an Eligible Participant elects the form and timing of payment of his or her Total Annual Retainer and/or elects the timing of payment of any Deferred Stock Units in lieu of his or her Annual Equity Award, as provided in Article 6.
“Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect.
“Equity Award” means an award of Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units or any other type of Award based on or derived from the Stock and which is authorized under the Equity Incentive Plan for award to Non-Employee Directors.
“Equity Incentive Plan” means (as applicable) the Micron Technology, Inc. Amended and Restated 2007 Equity Incentive Plan, the Micron Technology, Inc. 2025 Equity Incentive Plan (but only upon termination of the 2007 Equity Incentive Plan), and any subsequent equity compensation plan approved by the Board and designated as an Equity Incentive Plan for purposes of this Plan.
“Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its Subsidiaries or Affiliates.
“Plan” means this Micron Technology, Inc. 2025 Director Compensation Plan, as amended from time to time.
“Plan Year(s)” means the twelve-month period ending on December 31 of each year which, for purposes of the Plan, is the period for which the Annual Retainer is earned.
“Quarterly Grant Date” has the meaning set forth in Section 6.1(a) of the Plan.
“Quarterly Service Period” has the meaning set forth in Section 6.1(a) of the Plan.
“Separation from Service” means separation from service from the Company and its Affiliates in all capacities, within the meaning of Section 409A of the Code.

“Stock Equivalent Amount” means the portion (in 25% increments) of an Eligible Participant’s Total Annual Retainer for a Plan Year that he or she has elected to receive in the form of current Stock awards, pursuant to Section 6.1.
“Supplemental Annual Retainer” means the annual retainer (excluding expenses and perquisites) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof, as such amount may be determined by the Board from time to time.
“Total Annual Retainer” for any given Non-Employee Director means the Basic Annual Retainer and any Supplemental Annual Retainer to which he or she is entitled under the Plan.
Article 3ADMINISTRATION
3.1.ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan (for example, but not by way of limitation, the form, time and manner of elections under the Plan). The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee. Any powers that are reserved under the Plan to the Committee may be exercised by the Board to the extent determined in the discretion of the Board.
3.2.RELIANCE. In administering the Plan, the Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.
3.3.INDEMNIFICATION. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of the Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s certificate of incorporation, bylaws, contract or Delaware law.
Article 4SOURCE OF SHARES

4.1.SOURCE OF SHARES FOR THE PLAN. Equity Awards that may be issued pursuant to the Plan shall be issued under the Equity Incentive Plan, subject to all of the terms and conditions of the Equity Incentive Plan. The terms contained in the Equity Incentive Plan are incorporated into and made a part of this Plan with respect to Equity Awards granted pursuant hereto, and any such awards shall be governed by and construed in accordance with the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Equity Incentive Plan and the provisions of this Plan, the provisions of the Equity Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the Equity Awards described herein.
Article 5ANNUAL RETAINER AND EXPENSE REIMBURSEMENT
5.1.BASIC ANNUAL RETAINER. Each Eligible Participant shall be paid a Basic Annual Retainer for service as a director during each Plan Year, payable in such form and manner as the Board or the Committee may specify from time to time (unless a different payment date is elected in accordance with Article 6). The amount of the Basic Annual Retainer shall be established from time to time by the Board upon recommendation of the Committee, and shall be set forth in Schedule I hereto, as amended from time to time. Each person who first becomes an Eligible Participant shall be entitled to a prorated retainer determined pursuant to such formula and payable in such form and manner as the Board or the Committee may specify from time to time (and subject to any different payment date elected in accordance with Article 6). If an Eligible Participant ceases to be such, that person shall be entitled to a prorated portion of the installment of the Basic Annual Retainer otherwise payable, determined pursuant to such formula and payable in such form and manner as the Board or the Committee may specify from time to time (and subject to any different payment date elected in accordance with Article 6).
5.2.SUPPLEMENTAL ANNUAL RETAINER. The chair of the Board, the lead independent member of the Board (if any) and the chairs or members of the Audit, Compensation and Governance Committees of the Board may be entitled to a Supplemental Annual Retainer during a Plan Year, payable in such form and manner as the Board or the Committee may specify from time to time. The amount of the Supplemental Annual Retainers shall be established from time to time by the Board, upon recommendation of the Committee, and shall be set forth in Schedule I hereto, as amended from time to time. A pro rata Supplemental Annual Retainer will be payable to any Eligible Participant who is elected by the Board to a position eligible for a Supplemental Annual Retainer on a date other than the beginning of a Plan Year, determined pursuant to such formula and payable in such form and manner as the Board or the Committee may specify from time to time. If a person ceases to be the chair of the Board, lead independent director or a chair or member of the Audit, Compensation or Governance Committees of the Board on other than the last day of a month, that person shall be entitled to a pro rata portion of the Supplemental Annual Retainer determined pursuant to such formula and payable in such form and manner as the Board or the Committee may specify from time to time (unless a different payment date is elected in accordance with Article 6).
5.3.TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or the Board requests the Director to participate.

Article 6TIME AND FORM OF PAYMENT OF ANNUAL RETAINER
6.1.ELECTION TO RECEIVE TOTAL ANNUAL RETAINER CURRENTLY IN CASH OR STOCK.
(a)Each Non-Employee Director may elect to receive some or all (in 25% increments) of the Total Annual Retainer to be earned during a Plan Year by such Non-Employee Director either (i) in cash, payable on the dates on which the Total Annual Retainer are normally paid, or (ii) subject to share availability under the Equity Incentive Plan, in shares of Stock delivered on each of March 31, June 30, September 30 and December 31 of each Plan Year (the “Quarterly Grant Date”). The number of shares of Stock to be granted on each Quarterly Grant Date shall be determined by dividing the Stock Equivalent Amount earned by the Non-Employee Director under Section 5 during the three-month period ending with (and inclusive of) the month in which the Quarterly Grant Date occurs (the “Quarterly Service Period”) by the Fair Market Value per share of Stock on the Quarterly Grant Date (rounded to the nearest whole share). Any Stock granted under this Section 6.1 will be 100% vested and nonforfeitable as of the Quarterly Grant Date, and the Non-Employee Director receiving such Stock (or his or her custodian, if any) will have immediate rights of ownership in the Stock, including the right to vote the Stock and the right to receive any dividends or other distributions thereon. If a Non-Employee Director ceases to be such on other than a Quarterly Grant Date, the grant date for any shares of Stock earned for that calendar quarter shall be the last day of the Non-Employee Director’s service as such.
(b)Each Non-Employee Director shall elect the form of payment desired for his or her Total Annual Retainer for a Plan Year by delivering a valid Election Form in such form as the Board shall prescribe to the Board prior to the beginning of such Plan Year or within thirty (30) days after a Non-Employee Director first joins the Board (and subject in all cases to any earlier deadline established for purposes of regulatory compliance or administration). The Election Form will be effective as of the first day of the Plan Year beginning after the Board receives the Non-Employee Director’s Election Form (or as of the next Plan quarter in the case of a Non-Employee Director making such election after first joining the Board) and in all cases only with respect to compensation that has not been earned as of the date the election is made. The Election Form elected by the Non-Employee Director prior to the Plan Year will be irrevocable for the coming Plan Year (or coming Plan quarter, if applicable). However, prior to the commencement of the following Plan Year (and subject in all cases to any earlier deadline established for purposes of regulatory compliance or administration), a Non-Employee Director may change his or her election for future Plan Years by delivering a new Election Form indicating a different choice. If a Non-Employee Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, or if there are insufficient shares of Stock in the Equity Incentive Plan, the Total Annual Retainer will be paid in cash.
6.2.ELECTION TO DEFER ANNUAL RETAINER AND ANNUAL EQUITY AWARD AMOUNT.
(a)Timing and Manner of Deferral Election. A Non-Employee Director may elect to defer some or all of his or her Total Annual Retainer and Annual Equity Award Amount (each in 25% increments) by conversion to Deferred Stock Units in accordance with this Section 6.2, subject to share availability under the Equity Incentive Plan. A Non-Employee Director who wishes to receive some or all of the Total Annual Retainer and/or Annual Equity Award Amount

for a Plan Year in the form of Deferred Stock Units must irrevocably elect to do so by delivering a valid Election Form to the Board prior to the later of (i) the beginning of such Plan Year or (ii) thirty (30) days after he or she first joins the Board, subject in all cases to any earlier deadline established for purposes of regulatory compliance or administration. A Non-Employee Director’s participation in this Section 6.2 of the Plan will be effective as of the first day of the Plan Year beginning after the Board receives the Non-Employee Director’s Election Form (or as of the next Plan quarter in the case of a Non-Employee Director making such election within thirty (30) days after first joining the Board). The deferral Election Form delivered by the Non-Employee Director will be irrevocable for the coming Plan Year (or coming Plan quarter, if applicable). However, prior to the commencement of the following Plan Year (and subject in all cases to any earlier deadline established for purposes of regulatory compliance or administration), a Non-Employee Director may change his or her election for future Plan Years by delivering a new Election Form indicating a different choice. If a Non-Employee Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year.
(b)Crediting and Settlement of Deferred Stock Units. The number of Deferred Stock Units to be granted to an Eligible Participant on each Quarterly Grant Date shall be determined by dividing (i) the DSU Equivalent Amount attributable to the Total Annual Retainer earned (but deferred) by the Non-Employee Director during the Quarterly Service Period by (ii) the Fair Market Value per share of Stock on the Quarterly Grant Date (rounded to the nearest whole share). If a Non-Employee Director ceases to be such on other than a Quarterly Grant Date, the grant date for any Deferred Stock Units attributable to the Non-Employee Director’s Total Annual Retainer earned for that calendar quarter shall be the last day of the Non-Employee Director’s service as such. The number of Deferred Stock Units to be granted to an Eligible Participant on the applicable Annual Grant Date shall be determined by dividing (i) the DSU Equivalent Amount attributable to the Annual Equity Award Amount that otherwise would have been granted (but for the valid deferral election) to the Non-Employee Director during the Plan Year by (ii) the Fair Market Value per share of Stock on the Annual Grant Date (rounded to the nearest whole share). Deferred Stock Units shall be credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee Director. The Deferred Stock Units shall be settled in (converted to) shares of Stock in a single sum on the date of the Non-Employee Director’s Separation from Service (and in all events no later than fifteen (15) days thereafter, as determined by the Company for administrative convenience), provided that Deferred Stock Units in respect of the Annual Equity Award Amount will be settled only to the extent vested (and otherwise will be forfeited upon the Director’s Separation from Service). (For the avoidance of doubt, valid elections by Non-Employee Directors for the 2023 Plan Year and earlier to receive payment in up to five equal annual installments still shall be paid in accordance with such elections to the extent provided by the Plan as in effect prior to this amendment and restatement.) No shares of Stock will be issued under this Section 6.2(b) until the applicable settlement date, at which time shares of Stock will be registered on the books of the Company in the Non-Employee Director’s (at the conversion rate of one share of Stock for each Deferred Stock Unit). Such Shares of Stock will remain in uncertificated, book-entry form unless the Non-Employee Director requests a stock certificate or certificates for the Shares.
(c)Restrictions on Transfer. Deferred Stock Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

(d)Rights as a Stockholder. A Non-Employee Director shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Deferred Stock Units, except to the limited extent provided in this Section 6.2(d). Dividend Equivalents will be credited on Deferred Stock Units to the extent provided in the applicable award agreement and subject to the terms of the Equity Incentive Plan. Upon conversion of the Deferred Stock Units into shares of Stock, the Non-Employee Director will obtain full voting, dividend and other rights as a stockholder of the Company.
(e)Award Certificates. All Deferred Stock Units shall be evidenced by a written Award Certificate between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan or the Equity Incentive Plan, as may be specified by the Board.
Article 7ANNUAL EQUITY COMPENSATION
7.1.EQUITY AWARDS.
(a)Annual Grant of Equity Awards. Subject to share availability under the Equity Incentive Plan, each Eligible Participant in service on the Annual Grant Date will receive an Equity Award, in the form of Restricted Stock, Restricted Stock Units, Options or any other type of Award based on or derived from the Stock and which is authorized under the Equity Incentive Plan for award to Non-Employee Directors unless the Eligible Participant has elected to receive Deferred Stock Units in lieu of such Equity Award (in which case such Eligible Participant will not receive an Equity Award under this Section 7.1(a) and instead will receive Deferred Stock Units to the extent provided in Section 6.2 of the Plan and the Eligible Participant’s valid election). Each person who first becomes an Eligible Participant on a date other than the beginning of a Plan Year, will be eligible for a prorated Equity Award to the extent determined by the Board upon recommendation of the Committee pursuant to such formula and payable in such form and manner as the Board or the Committee may specify from time to time. The form of Equity Awards to be granted in any Plan Year shall be established from time to time by the Board upon recommendation of the Committee, and shall be set forth in Schedule I, as amended from time to time. Until otherwise determined by the Board, the annual Equity Awards shall be in the form of Restricted Stock for Eligible Participants who are U.S. taxpayers and Restricted Stock Units (“RSUs”) for Eligible Participants who are non-U.S. taxpayers.
(b)Restricted Stock. Any Restricted Stock awards shall have the following terms and conditions:
(i)Number of Shares. The number of Shares of Restricted Stock to be granted to an Eligible Participant shall be determined by (A) dividing the applicable Annual Equity Award Amount for that Plan Year by the Fair Market Value of the Stock on the Annual Grant Date (or other applicable grant date), and (B) rounding to the nearest whole number.
(ii)Vesting. The Restricted Stock Awards shall vest on the date or dates specified in the Award Certificate. Any Shares subject to a Restricted Stock Award that fail to vest will be forfeited as of the Eligible Participant’s Separation from Service.
(iii)Other Plan Conditions. The Restricted Stock Awards granted hereunder also shall be subject to the terms and conditions of the Equity Incentive Plan, the applicable award agreement and any other terms and conditions adopted by the Board or Committee as permitted by the Plan.
(c)Restricted Stock Units. If RSUs are to be granted to an Eligible Participant in lieu of an award of Restricted Stock, such RSUs shall have the following terms and conditions:
(i)Number of RSUs. The number of RSUs to be granted to the Eligible Participant shall be determined by (A) dividing the applicable Annual Equity Award Amount for that Plan Year by the Fair Market Value of the Stock on the Annual Grant Date (or other applicable grant date), and (B) rounding to the nearest whole number.
(ii)Vesting. The RSUs shall be credited to a bookkeeping account on behalf of the grantee and shall vest on the date or dates specified in the Award Certificate. Any RSUs that fail to vest will be forfeited as of the Eligible Participant’s Separation from Service.
(iii)Conversion to Stock. Each Annual RSU represents the right to receive one share of Stock on the vesting date. Shares of Stock will be registered on the books of the Company in the Non-Employee Director’s name as of the vesting date. Such Shares of Stock will remain in uncertificated, book-entry form unless the Non-Employee Director requests a stock certificate or certificates for the Shares.
(iv)Other Plan Conditions. The RSUs granted hereunder also shall be subject to the terms and conditions of the Equity Incentive Plan, the applicable award agreement and any other terms and conditions adopted by the Board or Committee as permitted by the Plan.
Article 8AMENDMENT, MODIFICATION AND TERMINATION
8.1.AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason. Modification of Equity Awards granted under this Plan shall be subject to the provisions of the Equity Incentive Plan.
Article 9GENERAL PROVISIONS
9.1.TAX MATTERS. An Eligible Participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Stock or other payment upon settlement of the Equity Award granted under the Plan. None of the benefits, payments, proceeds or distributions under Plan shall be subject to the claim of any creditor of any Eligible Participant or beneficiary, or to any legal process by any creditor of such Eligible Participant or beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein to the contrary.
9.2.ADJUSTMENTS. The adjustment provisions of the Equity Incentive Plan shall apply with respect to awards of Equity Awards granted pursuant to this Plan.

9.3.DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board; provided, however, that the Plan shall terminate automatically upon termination of the Equity Incentive Plan, including any successor to the Micron Technology, Inc. Amended and Restated 2007 Equity Incentive Plan.
9.4.EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

SCHEDULE I

DIRECTOR COMPENSATION SCHEDULE
Basic Annual Retainer (all Directors): $125,000
Supplemental Annual Retainers:
Board of Directors Chair: $150,000
Lead Independent Director: $55,000
Audit Committee Chair: $37,500
Compensation Committee Chair: $30,000
Finance Committee Chair: $20,000
Governance and Sustainability Committee Chair: $20,000
Security Committee Chair: $20,000
Annual Equity Award Amount: $250,000
Form of Annual Equity Award: Restricted Stock and Restricted Stock Units (vesting in full 1 year after grant assuming continued service on the Board through the vesting date, with earlier vesting in full upon a qualified retirement from the Board after at least 3 years of service on the Board, or termination from the Board due to death or disability, all as provided in in the applicable award agreement)